Exhibit 99.1

Execution Version

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT, dated as of August 1, 2018 (this “Agreement”), is entered into by and among Focus Brands Inc., a Delaware corporation (“Parent”), Jay Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), and each of the persons set forth on Schedule A hereto (each, a “Stockholder”). All terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares set forth opposite such Stockholder’s name on Schedule A (all such Shares, together with any Shares that are hereafter issued to or otherwise directly or indirectly acquired or beneficially owned by such Stockholder prior to the Termination Time (as defined below) (“After-Acquired Shares”), being referred to herein as the “Subject Shares” of such Stockholder), provided that “Subject Shares” shall not include Shares beneficially owned in the form of Options, but only to the extent such Options remain unvested, restricted or unexercised, as the case may be;

WHEREAS, concurrently with the execution hereof, Parent, Purchaser and Jamba, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended from time to time pursuant to its terms, the “Merger Agreement”), which provides, among other things, for Purchaser to commence the Offer to purchase all of the outstanding Shares and for the Merger of the Company and Purchaser, upon the terms and subject to the conditions set forth in the Merger Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and as an inducement and in consideration for Parent and Purchaser to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I
AGREEMENT TO TENDER AND VOTE

Section 1.1.                                Agreement to Tender.

(a)                                 Subject to the terms of this Agreement, unless the Merger Agreement has been validly terminated in accordance with its terms, each Stockholder hereby agrees to accept the Offer with respect to all the Subject Shares of such Stockholder and tender or cause to be tendered in the Offer all of such Stockholder’s Subject Shares that such Stockholder is permitted to tender under applicable Law pursuant to and in accordance with the terms of the Offer, free and clear of all Share Encumbrances except for Permitted Share Encumbrances (each as defined below). Without limiting the generality of the foregoing, as promptly as practicable after, but in no event later than ten (10) Business Days after, the commencement (within the meaning of Rule 14d-2 under the Exchange Act) of the Offer (or in the case of any After-Acquired Shares directly or indirectly issued to or acquired or otherwise beneficially owned by such Stockholder subsequent to such tenth (10th) Business Day, or in each case if such Stockholder has not received the Offer Documents by such time, no later than three (3) Business Days after the acquisition of such After-Acquired Shares or receipt of the Offer Documents, as the case may be), each Stockholder shall deliver pursuant to the terms of the Offer (a) a letter of transmittal (together with all other documents or instruments required to be delivered by Company stockholders pursuant to such letter) with respect to all of such Stockholder’s Subject Shares complying with the terms of the Offer and (b) a Certificate or Certificates representing all such Subject Shares that are certificated or, in the case of Subject Shares that are Uncertificated Shares, written instructions to such Stockholder’s broker, dealer or other nominee that such Subject Shares be tendered in the Offer and requesting delivery of an “agent’s message” or such other evidence, if any, of transfer as the Paying Agent may request to effect or evidence the transfer thereof. Each Stockholder agrees that, once any of such Stockholder’s Subject Shares are tendered, such Stockholder will not withdraw such Subject Shares from the Offer, unless and until (i) the Merger Agreement shall have been validly terminated in accordance with its terms, (ii) the Offer shall have been terminated, withdrawn or shall have expired or (iv) this Agreement shall have been terminated in accordance with Section 5.1 hereof.  Upon the occurrence of (i), (ii) or (iii) in the preceding sentence, Parent and Purchaser shall promptly return, and shall cause the Paying Agent to promptly return, all Subject Shares tendered by Stockholder.

(b)                                 In the event the Company Board makes a Company Adverse Change Recommendation, the provisions set forth in Section 1.1(a) shall not apply for so long as such Company Adverse Change Recommendation shall remain in effect; provided, however, that if the Company Board withdraws such Company Adverse Change Recommendation and recommends that the stockholders of the Company accept the Offer and tender their shares pursuant to the Offer (a “Renewed Recommendation”) the provisions of Section 1.1(a) shall be automatically reinstated, for so long as such Renewed Recommendation remains in effect.  During the period in which the Company Adverse Change Recommendation remains in effect, each Stockholder may withdraw any Subject Shares from the Offer, provided that if the Company Board makes a Renewed Recommendation, then such Stockholder shall be required to tender the Subject Shares in accordance with Section 1.1(a) upon the earliest to occur of (i) three (3) Business Days after the Renewed Recommendation and (b) one (ii) Business Day prior to expiration of the Offer.

Section 1.2.                                Agreement to Vote. Each Stockholder hereby irrevocably and unconditionally agrees that, subject to the terms of this Agreement, until the Termination Time, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Subject Shares are entitled to vote thereon: (a) appear at each such meeting or otherwise cause all such Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) a written consent with respect to, all of such Subject Shares (i) unless the Merger Agreement has been validly terminated in accordance with its terms, against any action or agreement that is intended or would reasonably be expected to (A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of any Stockholder contained in this Agreement or (B) result in any of the conditions set forth in Article 7 or Exhibit B of the Merger Agreement not being satisfied in a timely manner; (ii) against any Takeover Proposal or any action in furtherance of a specific Takeover Proposal and (iii) unless the Merger Agreement has been validly terminated in accordance with its terms, against any other action, agreement or transaction involving the Company or any Company Subsidiary that is intended or would reasonably be expected to prevent, impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company (other than the transactions contemplated by the Merger Agreement); (y) a sale, lease, license or transfer of a material amount of assets of the Company or any reorganization, recapitalization or liquidation of the Company; or (z) any change in the present capitalization of the Company or any amendment or other change to the amended and restated certificate of incorporation or amended and restated bylaws of the Company as in effect on the date hereof. No Stockholder shall agree or commit to take any action inconsistent with the foregoing. Each Stockholder shall retain at all times the right to vote the Subject Shares (with respect to which the Stockholder is entitled to vote) in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.2 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants, severally and not jointly, to Parent and Purchaser that:

Section 2.1.                                Authorization; Binding Agreement. If such Stockholder is not an individual, such Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and the consummation of the transactions contemplated hereby are within such Stockholder’s entity powers and have been duly authorized by all necessary entity actions on the part of such Stockholder, and such Stockholder has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. If such Stockholder is an individual, such Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Purchaser and Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors rights generally and equitable principles of general applicability. If such Stockholder is married, and any of the Subject Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly executed and delivered by such Stockholder’s spouse and is enforceable against such Stockholder’s spouse in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors rights generally and equitable principles of general applicability.

Section 2.2.                                No Conflict; Consents.

(a)                                 Neither the execution and delivery of this Agreement by such Stockholder nor the consummation of the transactions contemplated hereby will (i) if such Stockholder is not an individual, result in a violation or breach of or conflict with the certificate or articles of incorporation or bylaws or other similar organizational documents of such Stockholder, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligations or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets owned or operated by such Stockholder, or right of rescission under any of the terms, conditions or provisions of any Contract to which such Stockholder is a party or by which such Stockholder or any of its properties or assets may be bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 2.2(b) below, violate any Judgment or any Law applicable to such Stockholder or any of its Subject Shares, other than any such event described in items (ii) or (iii) which, would not reasonably be expected, either individually or in the aggregate, to prevent, impair, impede, delay or frustrate the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(b)                                 No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by such Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for the filing of such reports as may be required under Section 13(d) and Section 16 of the Exchange Act or the HSR Act in connection with this Agreement and the transactions contemplated hereby.

Section 2.3.                                Ownership of Subject Shares; Total Shares. Such Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of all such Stockholder’s Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Liens, proxies, voting trusts or agreements, options or rights, understandings or arrangements inconsistent with this Agreement or the transactions contemplated hereby, or any other encumbrances or restrictions whatsoever on title, transfer or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Share Encumbrances”), except for any such Share Encumbrance that may be imposed pursuant to (i) this Agreement and (ii) any applicable restrictions on transfer under the Securities Act of 1933, as amended, or any state securities law (collectively, “Permitted Share Encumbrances”). The Shares listed on Schedule A opposite such Stockholder’s name constitute all of the Shares owned by such Stockholder, beneficially or of record, as of the date hereof.  As of the date hereof, such Stockholder and its Affiliates do not own, beneficially or of record, any restricted stock, restricted stock units, options, warrants or other rights to purchase or acquire Shares or any securities convertible into or exchangeable for Shares except as set forth on Schedule A opposite such Stockholder’s name.

Section 2.4.                                Voting Power. Such Stockholder has sole voting power with respect to all such Stockholder’s Subject Shares, and sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article I and Article IV herein, sole power to demand or waive any appraisal rights with respect to the Subject Shares and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all such Stockholder’s Subject Shares.

Section 2.5.                                Reliance. Such Stockholder has had the opportunity to review the Merger Agreement and this Agreement with legal representation of its own choosing. Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.6.                                Absence of Litigation. There are no Legal Proceedings pending or, to the knowledge of such Stockholder, threatened, to which such Stockholder is a party and such Stockholder is not subject to any Judgments that, individually or in the aggregate, would reasonably be expected to prevent, delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise impair such Stockholder’s ability to perform its obligations hereunder.

Section 2.7.                                Brokers. No agent, broker, Person or firm acting on behalf of such Stockholder or under such Stockholder’s authority is or will be entitled to any advisory, commission or broker’s or finder’s fee or commission from the Parent, Purchaser or Company in connection with any of the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser represent and warrant to each Stockholder that:

Section 3.1.                                Authorization; Binding Agreement. Each of Parent and Purchaser is a corporation organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each of Parent and Purchaser has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Purchaser have been duly authorized by all necessary entity action on the part of each of Parent and Purchaser, and no other entity proceedings on the part of Parent and Purchaser are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery by such Stockholder, constitutes a valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors rights generally and equitable principles of general applicability.

Section 3.2.                                No Conflicts; Consents.

(a)                                 None of the execution and delivery of this Agreement by Parent or Purchaser, the consummation by Parent or Purchaser of the transactions contemplated hereby will (i) result in a violation or breach of or conflict with the certificate or articles of incorporation or bylaws of Parent, Purchaser or Parent Subsidiaries, (ii) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligations or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets owned or operated by Parent, Purchaser or any of the Parent Subsidiaries, or right of rescission under any of the terms, conditions or provisions of any Contract to which Parent, Purchaser or any of the Parent Subsidiaries is a party or by which Parent or any of the Parent Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 3.2(b), violate any Judgment or Law applicable to Parent, Purchaser or any of the Parent Subsidiaries or any of their respective properties or assets other than any such event described in items (ii) or (iii) which, which, individually or in the aggregate, has not had and would not reasonably be expected to, either individually or in the aggregate, prevent, impair, impede, delay or frustrate the ability of Parent and Purchaser to perform their obligations hereunder.

(b)                                 No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is necessary to be obtained or made by Parent, any Parent Subsidiary or Purchaser in connection with Parent’s or Purchaser’s execution, delivery and performance of this Agreement or the consummation by Parent or Purchaser of the transactions contemplated hereby, except for the filing of such reports as may be required under the Exchange Act or the HSR Act in connection with this Agreement and the transactions contemplated hereby, and except where the failure to obtain or take such action, individually or in the aggregate, would not reasonably be expected to prevent impair, impede, delay or frustrate the ability of Parent and Purchaser to perform their obligations hereunder.

ARTICLE IV
ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Section 4.1.                                No Transfer; No Inconsistent Arrangements. Except as provided hereunder, each Stockholder shall not, directly or indirectly, (a) create or permit to exist any Share Encumbrance, other than Permitted Share Encumbrances, on any of such Stockholder’s Subject Shares, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of (including, for the avoidance of doubt, by depositing, submitting or otherwise tendering any such Subject Shares into any tender or exchange offer), or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of such Stockholder’s Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract, option or other agreement (including profit sharing agreement), arrangement or understanding with respect to any Transfer of such Stockholder’s Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any such Stockholder’s Subject Shares, (e) deposit or permit the deposit of any of such Stockholder’s Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of such Stockholder’s Subject Shares, or (f) take or permit any other action that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or otherwise make any representation or warranty of such Stockholder herein untrue or incorrect. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, any Stockholder shall be permitted to Transfer Subject Shares to an Affiliate of such Stockholder, provided that such Stockholder prior to and as a condition to the effectiveness of such Transfer, causes each such transferee to execute a counterpart signature page to this Agreement and deliver the same to the Parent and the Purchaser, pursuant to which such transferee agrees to be a “Stockholder” pursuant to, and to be bound by, this Agreement with respect to such Subject Shares that are the subject of such Transfer. If any involuntary Transfer of any of a Stockholder’s Subject Shares shall occur (including, but not limited to, a sale by such Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Notwithstanding anything in this Agreement to the contrary, until the Termination Time, each Stockholder shall not, directly or indirectly, accept any tender offer or exchange offer that constitutes a Takeover Proposal and shall not tender any Subject Shares in any such tender offer or exchange offer.

Section 4.2.                                No Exercise of Appraisal Rights. Each Stockholder forever waives and agrees not to exercise any appraisal rights or dissenters’ rights in respect of such Stockholder’s Subject Shares that may arise in connection with the Merger unless the Merger Agreement is validly terminated in accordance with its terms.

Section 4.3.                                Documentation and Information. Each Stockholder shall not make any public announcement, statement or other disclosure with respect to this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or at the request of the SEC or other Governmental Authority. Parent and Purchaser hereby acknowledge and agree to the disclosure by each Stockholder of the nature of each Stockholder’s commitments, arrangements and understandings under this Agreement in an amendment to such Stockholders’ Schedule 13D filing with the SEC and the inclusion of this Agreement as an exhibit to such filing. Each Stockholder consents to and hereby authorizes Parent and Purchaser to publish and disclose in all documents and schedules filed with the SEC or other Governmental Authority or applicable securities exchange, and any press release or other disclosure document that is required in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby, such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and such Stockholder acknowledges that Parent and Purchaser may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Authority or securities exchange. Each Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and each Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Each

Stockholder makes no representations, and shall have no liability to Parent, Purchaser or the Company or any of their respective Affiliates, with respect to any other disclosure made by Parent, Purchaser, the Company or any of their respective Affiliates (other than such Stockholder as and to the extent provided by Stockholder pursuant to the immediately preceding sentence), or with respect to any other information contained in any such disclosure documents.

Section 4.4.                                Adjustments. In the event of any stock split, divisions, or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

Section 4.5.                                Waiver of Certain Actions. Each Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Purchaser, the Company or any of their respective successors (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Offer, the Merger or the Closing) or (b) alleging a breach of any duty of the Company Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. Notwithstanding Section 5.1, in the event the Offer is consummated, this Section 4.5 shall survive the consummation of the Offer indefinitely.

Section 4.6.                                No Solicitation.

(a)                                 Subject to Section 6.15, during the Pre-Closing Period, each Stockholder shall not, shall cause its controlled Affiliates not to, shall cause their respective directors, officers and its financial advisors engaged in connection with the transactions contemplated by this Agreement not to, and shall use its reasonable best efforts to cause the other Representatives of such Stockholder not to, and each Stockholder shall not publicly propose to, directly or indirectly (other than with respect to Parent and Purchaser), (i) solicit, initiate, or knowingly encourage the submission of, any Takeover Proposal or any inquiry proposal or offer that constitutes or could reasonably be expected to lead to a Takeover Proposal, (ii) recommend any Takeover Proposal or enter into any agreement, agreement-in-principle or letter of intent with respect to, or that is intended to result in, or would reasonably be expected to lead to, any Takeover Proposal (or resolve to or publicly propose to do any of the foregoing), or (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or knowingly take any action to facilitate any inquiries or the making of any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, any Takeover Proposal.  Each Stockholder shall not, shall cause its controlled Affiliates not to, shall cause their respective directors, officers and its financial advisors engaged in connection with the transactions contemplated by this Agreement not to, and shall use its reasonable best efforts to cause the other Representatives of such Stockholder not to, cease immediately and cause to be terminated, any and all existing activities, discussions or negotiations, if any, with any third party or its Representatives conducted prior to the date hereof with respect to any Takeover Proposal, and request that any such third party and its Representatives in possession of non-public information in respect of the Company and the Company Subsidiaries return or destroy all such information.

(b)                                 In addition to the other obligations of each Stockholder set forth in this Section 4.6, except to the extent such notice has previously been provided by the Company pursuant to the Merger Agreement, each Stockholder shall promptly (and in any event within twenty-four (24) hours of receipt) notify Parent of any request for information with respect to, or that would reasonably be expected to lead to, any Takeover Proposal that is received during the Pre-Closing Period, or any inquiry with respect to, or that would reasonably be expected to lead to, a Takeover Proposal received during the Pre-Closing Period and, in connection with such notice, provide to Parent the identity of the Person or group of Persons making such Takeover Proposal or request and a copy of the Takeover Proposal or request or, if not in writing, a summary of the material terms and conditions of the Takeover Proposal or request.

Section 4.7.                                Notification of Certain Matters.  Each Stockholder agrees to give prompt notice to Parent of (i) any written notice received by such Stockholder from any Person alleging that the consent of such Person is required in connection with this Agreement or the transactions contemplated hereby, (ii) any notice from any Governmental Authority in connection with this Agreement or the transactions contemplated hereby, (iii) any Legal Proceedings commenced or, to the knowledge of the Company, threatened against, relating to, involving or otherwise affecting such Stockholder, in each case, that relate to this Agreement or the transactions contemplated hereby and (iv) any fact or circumstance that causes or is reasonably likely to cause the failure of any would cause or constitute a breach in any material respect of the representations and warranties of such Stockholder under this Agreement. In no event shall the delivery of any notice by a Stockholder pursuant to this Section 4.7 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

ARTICLE V
TERMINATION

Section 5.1.                                Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the acceptance for payment by Purchaser of all of the Shares validly tendered and not validly withdrawn pursuant to the Offer, (d) mutual written consent of the parties hereto to terminate this Agreement and (e) the date of any modification, waiver or amendment of the Merger Agreement in a manner that reduces the amount or changes the form of consideration payable thereunder to such Stockholder (the time of termination of this Agreement with respect to a Stockholder being referred to herein as the “Termination Time”). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided that (x) nothing herein shall relieve any party from liability for fraud or willful and material breach of this Agreement, (y) the provisions of Article VI (excluding Section 6.15) shall survive any termination of this Agreement, and (z) the provisions of Section 4.5 shall survive indefinitely in the event the Offer has been consummated.

ARTICLE VI
MISCELLANEOUS

Section 6.1.                                Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) upon receipt, if delivered personally, (b) two (2) Business Days after being sent by certified mail (return receipt requested) or sent by overnight courier, (c) if sent by email transmission before 6:00 p.m. New York City time on a Business Day and receipt is confirmed, the Business Day of transmission and (d) if sent by email transmission after 6:00 p.m. New York City time on a Business Day or on a day that is not a Business Day and receipt is confirmed, the Business Day following the date of transmission; provided that in each case the notice or other communication is sent (i) if to Parent or Purchaser, to the physical address or email address set forth in Section 9.1 of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s physical address or email address set forth on a signature page hereto, or to such other physical address or email address as such party may hereafter specify for the purpose by notice to each other party hereto.

Section 6.2.                                Interpretations. When a reference is made in this Agreement to Sections or Schedules, such reference shall be to a Section or Schedule to this Agreement unless otherwise indicated.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The word “or” shall be disjunctive but not exclusive. Any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The parties hereto agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 6.3.                                Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                 This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(b)                                 Each of the parties hereto (i) irrevocably and unconditionally consents to submit itself to the personal jurisdiction of any state or Federal court located in the State of Delaware or in the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it shall not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a state or Federal court located in the State of Delaware or the Court of Chancery of the State of Delaware.

(c)                                  EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 6.4.                                Counterparts; Electronic Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 6.5.                                Assignment; No Third Party Beneficiaries.

(a)                                 This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations set forth herein shall be assigned by any party hereto without the prior written consent of the other parties hereto and any purported assignment without such consent shall be void, except that either Parent or Purchaser may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent (in the case of Purchaser) or to any direct or indirect Subsidiary of Parent, but no such assignment shall relieve Parent or Purchaser, as applicable, of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(b)                                 Nothing in this Agreement or any other agreement contemplated hereby are intended to give, or shall be construed as giving, any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof, except for the rights of Non-Party Affiliates set forth in Section 6.11.

Section 6.6.                                Severability.   If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable Law, then such contravention or invalidity shall not invalidate the entire Agreement.  Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 6.7.                                Entire Agreement. This Agreement, together with Schedule A, and the other documents and certificates delivered pursuant hereto, contain all of the terms of the understandings of the parties hereto with respect to the subject matter hereof

Section 6.8.                                Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy and would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.9.                                Amendment.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.10.                         Waiver. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

Section 6.11.                         Non-Recourse to Non-Parties.   Without limiting any of the express terms or conditions of this Agreement, each party agrees, on behalf of itself and its Affiliates and Representatives, that all proceedings, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (A) this Agreement or any other agreement referenced herein or the transactions contemplated hereunder, (B) the negotiation, execution or performance of this Agreement or any other agreement referenced herein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or such other agreement), (C) any breach or violation of this Agreement or any other agreement referenced herein and (D) any failure of the transactions contemplated hereunder or the transactions contemplated under any other agreement referenced herein (including any agreement in respect of financing obtained in connection with the transactions contemplated by the Merger Agreement) to be consummated, in each case, may be made only against (and are those solely of) the persons that are expressly identified herein as a party to this Agreement (or a party to any such other agreement referenced herein or contemplated hereunder) and, in accordance with, and subject to the terms and conditions of this Agreement (or the terms of any such other agreement referenced herein or contemplated hereunder). No person that is not expressly identified herein as a party to this Agreement, including any director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or Representative of any person expressly identified herein as a party to this Agreement that is not itself expressly identified herein as a party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to the matters described in clauses (A) through (D) of this Section 6.11.

Section 6.13.                         Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Offer or the Merger is consummated.

Section 6.14.                         Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform its obligations under this Agreement.

Section 6.15.                         Capacity as Stockholder. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken solely in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

Section 6.16.                         No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by the parties hereto.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

FOCUS BRANDS INC.

By:
Name: Steven C. DeSutter
Title: Chief Executive Officer

JAY MERGER SUB, INC.

By:
Name: Steven C. DeSutter
Title: Chief Executive Officer

[Signature Page to Tender and Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Tender and Support Agreement]

Schedule A

Name of Stockholder	Number of Shares